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                                                                    EXHIBIT 99.2
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FOR IMMEDIATE RELEASE
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AUTOCYTE PREP SYSTEM(TM) APPROVED BY FDA

Burlington, N.C., June 18 -- AutoCyte, Inc. (Nasdaq: ACYT) today announced that the United States Food & Drug Administration ("FDA") has approved the AutoCyte PREP System(TM) ("PREP") for use in primary screening for cervical cancer. PREP is AutoCyte's liquid-based thin-layer sample preparation system that automatically prepares and stains cytology slides. PREP is designed to replace the conventional Pap smear with a preparation that is cleaner, more uniform and easier to interpret.

Dr. James B. Powell, AutoCyte's President and Chief Executive Officer, stated, "This FDA clearance is a significant milestone both for AutoCyte and for women's healthcare. Numerous studies have shown that PREP offers several advantages over the conventional Pap smear process, including improved sample quality, greater consistency and improved laboratory productivity."

Dr. Powell went on to state, "AutoCyte is prepared for the full-scale commercialization of PREP. We will immediately commence our product rollout strategy. First, we will focus on executing cervical cytology contracts with our existing installed base of customers currently using PREP for non-cervical cytology. Among these customers are some of the largest clinical laboratories in the U.S. Second, we will continue to pursue our strategy of being the low-cost, high-throughput alternative to the conventional Pap smear by promoting the advantages of this valuable technology. Our PREP system should be particularly valuable to high-volume laboratories who benefit most from automation encompassing both slide preparation and staining."

In conclusion, Dr. Powell stated, "We expect the remainder of 1999 to be a very exciting and very successful time for AutoCyte as we achieve our goal of commercialization of PREP for cervical cancer screening. We appreciate the support of our investors, customers, suppliers and employees in helping us achieve this goal."

AutoCyte develops, manufactures and markets the AutoCyte PREP System(TM), a proprietary automated liquid-based cytology sample preparation system that produces representative slides with a homogeneous, thin-layer of cervical cells. AutoCyte announced on June 7 that it has entered into a definitive agreement to merge with NeoPath, Inc. (NASDAQ: NPTH) in a tax-free stock exchange. NeoPath's shareholders will receive .7903 shares of AutoCyte common stock in exchange for each share of NeoPath common stock in a transaction that is expected to be accounted for as a pooling of interests. The new company will be headquartered in Burlington, NC. The transaction is expected to be completed within six months, pending shareholder and regulatory approval. AutoCyte and NeoPath are currently conducting a joint clinical trial for the screening of PREP slides by NeoPath's AutoPap(R) Primary Screening System. This supplement is expected to be submitted to the FDA in the second half of 1999.

Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that statements in this press release which are not strictly historical statements constitute forward-looking statements which involve risks and uncertainties including, without limitation, risks associated with uncertainties regarding FDA approval, uncertainties regarding market acceptance and additional cost, risks associated with technological change, the Company's history of operating losses and the uncertainty of future profitability, dependence on a limited number of products, dependence on third-party reimbursement, limited marketing and sales experience, limited number of customers and lengthy sales cycle, risks of adverse changes in general economic conditions, and in the






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healthcare industry specific risks associated with competition and competitive pricing pressures, and other risks detailed in the Company's filings with the Securities and Exchange Commission.

Contact: Dr. James B. Powell, President and Chief Executive Officer, or William
O. Green, Chief Financial Officer, AutoCyte, Inc., 800-426-2176

NOTE TO INVESTORS AND EDITORS: AutoCyte's press releases are available on the Internet through PR Newswire's web site at http://www.prnewswire.com. The releases are also available at no charge through PR Newswire's Company News On-Call fax service at 800-758-5804, extension 116041.


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